UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report: (Date of earliest event reported): June 8, 2006


                      Life Sciences Research, Inc. ("LSR")
             (Exact name of registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


       0-33505                                   52-2340150
-----------------------------------    ----------------------------------------
     (Commission File Number)          (I.R.S. Employer Identification Number)
-----------------------------------    ---------------------------------------



Mettlers Road, East Millstone, NJ                          08875
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (732) 649-9961


__________________________________________________________________
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ]  Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[   ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)
[   ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement  communication  pursuant  to Rule  13e-4(c)  under  the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

     On June 8, 2006 the Board of Directors of LSR approved the grant under the LSR 2001 Equity Incentive Plan to non-employee directors of LSR of (1) 2,500 shares of LSR common stock and (2) options to acquire 2,500 shares of LSR common stock. The exercise price of such options was $10.75 per share, the closing market price of LSR common stock on the June 8, 2006 date of grant. Such options vest one half immediately on the date of grant and one half on the one-year anniversary of the date of grant.

Item 9.01      Financial Statements and Exhibits

     (d)       Exhibits

10.1 Stock Option Agreement, dated as of June 8, 2006, by and between LSR and Gabor Balthazar.

10.2 Stock Option Agreement, dated as of June 8, 2006, by and between LSR and Afonso Junqueiras.

10.3 Stock Option Agreement, dated as of June 8, 2006, by and between LSR and Yaya Sesay.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act 1934, Life Sciences Research, Inc. has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 13, 2006                   LIFE SCIENCES RESEARCH, INC.



                                        By:    /s/   Mark L. Bibi
                                        Name:  Mark L. Bibi
                                        Title: Secretary and General Counsel

                                 Exhibit Index


Exhibit No.

10.1 Stock Option Agreement, dated as of June 8, 2006, by and between LSR and Gabor Balthazar.

10.2 Stock Option Agreement, dated as of June 8, 2006, by and between LSR and Afonso Junqueiras.

10.3 Stock Option Agreement, dated as of June 8, 2006, by and between LSR and Yaya Sesay.